UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 15, 2002

(Date of earliest event reported)

Bancorp Connecticut, Inc.

(Exact name of registrant as specified in its charter)

Delaware	34-0-25158	06-1394443

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Main Street, Southington, CT		06489

(Address of principal executive offices)		(Zip Code)

(860) 628-0351

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

          Bancorp Connecticut, Inc. announced the approval and adoption by its shareholders of the Agreement and Plan of Merger, dated as of April 10, 2002, between Banknorth Group, Inc. and Bancorp Connecticut, Inc. at its 2002 Annual Meeting of Shareholders held on Thursday, August 15, 2002. As previously announced on April 11, 2002, Bancorp Connecticut, Inc. signed a definitive agreement to be acquired by Banknorth Group, Inc., based in Portland, Maine, for $28.00 in cash per share. All regulatory approvals for the merger have been received. The transaction is expected to close on August 31, 2002. Immediately following the merger, Bancorp Connecticut, Inc.'s banking subsidiary, Southington Savings Bank, will be merged into Banknorth Group, Inc.'s banking subsidiary, Banknorth, N.A.

          For additional information, reference is made to the press release dated August 15, 2002, which is included in Exhibit 99.1 and is incorporated hereby by reference.

Item 7.  Financial Statements and Exhibits
(a)	Not applicable
(b)	Not applicable
(c)	The following exhibits are included with this Report:
Exhibit No.	Description
99.1	Press Release, dated August 15, 2002

*     *     *

          The press release included as Exhibit 99.1 and incorporated herein by reference contains forward-looking statements by Bancorp Connecticut, Inc. (the "Company") that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of the Company and its wholly-owned subsidiary, Southington Savings Bank (the "Bank") to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including consummation of the acquisition of the Company by Banknorth Group, Inc., any projections of earnings, revenues, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the general risks associated with the delivery of financial products and services, fluctuating investment returns, rapid technological changes, competition, as well as other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligations to update these forward-looking statements.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANCORP CONNECTICUT, INC.

Date: August 15, 2002	By: /s/ Robert D. Morton
	Name:	Robert D. Morton
	Title:	Chairman, President and Chief Executive Officer